Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2019, relating to the financial statements of Vaccinex, Inc. (the “Company”) appearing in the Annual Report on Form 10-K of Vaccinex, Inc. for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Rochester, New York

February 13, 2020